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                                                                   EXHIBIT 10.2

                             TROVER SOLUTIONS, INC.

                          EXECUTIVE COMPENSATION PLAN

                        EFFECTIVE AS OF JANUARY 1, 2003


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                             TROVER SOLUTIONS, INC.
                          EXECUTIVE COMPENSATION PLAN
                       (Effective as of January 1, 2003)

                               Table of Contents

SECTION 1. ESTABLISHMENT AND PURPOSE..............................................................................1

         1.1      Establishment of Plan...........................................................................1
         1.2      Purpose of Plan.................................................................................1

SECTION 2. DEFINITIONS............................................................................................1

         2.1      "Account".......................................................................................1
         2.2      "Active Participant.............................................................................1
         2.3      "Board" means Company's Board of Directors......................................................1
         2.4      "Compensation"..................................................................................1
         2.5      "Contribution Rate".............................................................................1
         2.6      "Cause".........................................................................................2
         2.7      "Code"..........................................................................................2
         2.8      "Committee".....................................................................................2
         2.9      "Company" ......................................................................................2
         2.10     "Disability" or "Disabled"......................................................................2
         2.11     "Employee"......................................................................................2
         2.12     "Employer"......................................................................................2
         2.13     "Participant"...................................................................................2
         2.14     "Plan"..........................................................................................2
         2.15     "Plan Period"...................................................................................2
         2.16     "Plan Year".....................................................................................2

SECTION 3. PARTICIPATION AND CONTRIBUTIONS........................................................................3

         3.1      Eligibility.....................................................................................3
         3.2      Commencement of Participation...................................................................3
         3.3      Revocation of Right to Participate in Plan......................................................3
         3.4      Employer Contributions..........................................................................3
         3.5      Employer Discretionary Contributions............................................................4

SECTION 4. VESTING AND ADMINISTRATION OF ACCOUNTS.................................................................4

         4.1      Timing of Contributions.........................................................................4
         4.2      Establishment of Rabbi Trust....................................................................4
         4.3      Vesting of Company Contributions................................................................4
         4.4      Ownership and Investment of Accounts............................................................4
         4.5      Participant's Right to Direct Investment of Account.............................................4
         4.6      Form of Investment Election.....................................................................5
         4.7      Effective Date of Investment Election...........................................................5
         4.8      Assumption of Investment Risk...................................................................5


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
SECTION 5. DISPOSITION OF PARTICIPANT ACCOUNTS....................................................................5

         5.1      Plan Distribution Elections.....................................................................5
         5.2      Distribution Date...............................................................................6
         5.3      Form of Distribution............................................................................6
         5.4      Disability Distributions........................................................................6
         5.5      Death Distributions.............................................................................6
         5.6      Disposition of Account on Plan Termination......................................................7
         5.7      Accelerated Distributions.......................................................................7
         5.8      In-Kind Distributions...........................................................................7
         5.9      Tax Withholding.................................................................................7
         5.10     Presumed Competency.............................................................................7
         5.11     Forfeiture of Unclaimed Benefits................................................................8
         5.12     Distributions Causing Loss of Deduction.........................................................8

SECTION 6. COMMITTEE ADMINISTRATION...............................................................................8

         6.1      Plan Committee..................................................................................8
         6.2      Plan Rules and Regulations......................................................................8
         6.3      Determinations by Committee.....................................................................8
         6.4      Plan Records....................................................................................9

SECTION 7. ADOPTION AND WITHDRAWAL................................................................................9

         7.1      Adoption by Employers...........................................................................9
         7.2      Withdrawal of a Participating Employer..........................................................9
         7.3      Obligation of Employers.........................................................................9

SECTION 8. CLAIM AND REVIEW PROCEDURES............................................................................9

         8.1      Claims Procedure................................................................................9
         8.2      Review Procedure...............................................................................10

SECTION 9. MISCELLANEOUS PROVISIONS..............................................................................10

         9.1      Amendment or Termination.......................................................................10
         9.2      Participant's Rights Unsecured.................................................................10
         9.3      Nontransferability/Nonalienability.............................................................10
         9.4      Participant Obligation to Furnish Information..................................................11
         9.5      No Right of Employment.........................................................................11
         9.6      Plan Expenses..................................................................................11
         9.7      Offsets........................................................................................11
         9.8      Limitation of Actions..........................................................................11
         9.9      Governing Law..................................................................................11
         9.10     Indemnification................................................................................12


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                             TROVER SOLUTIONS, INC.
                          EXECUTIVE COMPENSATION PLAN

                       (Effective as of January 1, 2003)

                                   SECTION 1.
                           ESTABLISHMENT AND PURPOSE

1.1 Establishment of Plan The Board has established the Trover Solutions, Inc. Executive Compensation Plan effective as of January 1, 2003.

1.2 Purpose of Plan. The purpose of the Plan is to assist the Company in attracting and retaining management group members, who are critical to the growth and profitability of the Company and its affiliates, by providing a reward for performance and incentive for future endeavors.

                                   SECTION 2.
                                  DEFINITIONS

2.1 "Account" means the bookkeeping account established by the Committee to record amounts accruing to a Participant under the Plan.

2.2 "Active Participant" means a Participant who is employed by an Employer during a Plan Period.

2.3      "Board" means Company's Board of Directors.

2.4 "Compensation" means, for any Plan Period, the Participant's base salary paid within that Plan Period and any incentive compensation paid by the Employer to the Participant within such Plan Year (even though paid with respect to the prior calendar year). For purposes of this definition, "base salary includes any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code section 125, 132(f)(4) or 402(e)(3).

2.5 "Contribution Rate" means the percentage used in calculating the amount credited to an Active Participant's Account for a Plan Year, which percentage is based on the Active Participant's attained age as of the beginning of each Plan Year for which the amount is being calculated. The Contribution Rate is as follows:

                     Age                                Percentage
                     ---                                ----------
                   30 - 39                                  6%
                   40 - 48                                  8%
                49 and over                                10%


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2.6      "Cause," in connection with the termination of the Participant's employment with the Employer, means that, in the judgment of the Company's Chief Executive Officer, based upon any information or evidence reasonably persuasive to the Chief Executive Officer, the
         Participant: [a] willfully engaged in activities or conducted himself or herself in a manner seriously detrimental to the interests of the Employer, Company or its affiliates; or [b] failed to execute the duties reasonably assigned to him or her in a reasonably timely, effective, or competent manner; provided, however, that the termination of the Participant's employment because of Disability shall not be deemed to be for Cause and the determination of Cause in the event of the Chief Executive Officer's employment termination shall be determined by the Board.

2.7      "Code" means the Internal Revenue Code of 1986, as amended.

2.8      "Committee" means the Compensation Committee of the Board.

2.9      "Company" means Trover Solutions, Inc.

2.10 "Disability" or "Disabled" means a disability of a Participant within the meaning of Code Section 72(m)(7), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the federal Social Security Act or to the extent that the Participant is entitled to recover benefits under any long term disability plan or policy maintained by the Company.

2.11 "Employee" means an individual who is an employee of an Employer and who is part of a select group of management or highly compensated employees of the Employer within the meaning of Labor
         Reg.ss.2520.104-23.

2.12 "Employer" means the Company and any subsidiary or affiliated company that adopts the Plan as to its eligible Employees pursuant to Section 7.

2.13 "Participant" means an Employee who is or has been designated by the Board as being eligible to participate in the Plan and who has an amount credited to an Account for his or her benefit under the Plan.

2.14 "Plan" means the Trover Solutions, Inc. Executive Compensation as described in this instrument, and as amended from time to time.

2.15     "Plan Period" means, with respect to any contribution to be made under
         Section 3, the appropriate calendar quarter during the Plan Year.

2.16     "Plan Year" means the calendar year.


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                                  SECTION 3.
                        PARTICIPATION AND CONTRIBUTIONS

3.1 Eligibility. The Plan is intended to constitute, and shall be administered to qualify as, a "top hat" plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to DOL Reg. ss.2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by such regulation. Subject to the requirements of DOL Reg. ss.2520.104-23, the Board may designate any of an Employer's management or highly compensated Employees as a Participant. The Board shall communicate designation of eligibility to the Employee in writing as soon as administratively practicable.

3.2 Commencement of Participation. An Employee who is designated as a Participant shall commence participation on the January 1 next following the date the Board determines that the Employee shall be a Participant.

3.3 Revocation of Right to Participate in Plan. The Board may revoke the right of any Participant to participate in the Plan, which revocation shall be effective with respect to Compensation earned and payable during and after the Plan Period in which the revocation occurs. The revocation shall not alter or diminish the rights of the Participant with respect to amounts credited to the Participant's Account before the revocation.

3.4 Employer Contributions. As of each March 31, June 30, September 30 and December 31, the Employer shall credit to the Account of each Active Participant, who was an Active Participant during the applicable Plan Period, an amount equal to the excess of (a) over (b) below:

         (a) The product of the Active Participant's Contribution Rate for the Plan Year times his or her estimated Compensation for the applicable Plan Period.

         (b)      The sum of

                  (1) Employer matching and nonelective contributions, reduced by any forfeitures, credited to the Participant's account under the Trover Solutions, Inc. Retirement Savings Plan for the applicable Plan Period; and

                  (2) Employer matching contributions, reduced by any forfeitures, credited to the Participant's account under the Health Care Recoveries, Inc. Supplemental Retirement Savings Plan for the applicable Plan Period.


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         As soon as administratively practicable after the end of each Plan
         Year, the Employer shall make such adjustments to contributions to the Plan as are needed so that the amount contributed to each Participant's Account under this Section 3.4 shall accurately reflect the correct Compensation of that Participant for that Plan Year.

3.5 Employer Discretionary Contributions. The Employer may make additional contributions to the Account of any one or more Participants. The amount and timing of Employer contributions credited to a Participant's Account pursuant to this Section 3.5, if any, shall be determined by the Employer in its sole discretion.

                                  SECTION 4.
                     VESTING AND ADMINISTRATION OF ACCOUNTS

4.1 Timing of Contributions. The Employer contribution, and any adjustment, under Section 3.4 shall be credited or debited to the Participant's Account and reported in writing to each Participant as soon as administratively practicable after the amount of the contribution is determined in accordance with the Employer's normal payroll practices.

4.2 Establishment of Rabbi Trust. The Company may establish a revocable grantor trust to provide itself a source of funds to assist it in satisfying its liability to Participants and their beneficiaries under this Plan. In the event such rabbi trust is established, the Employer shall make cash contributions to the trust in such amounts and at such times as the Committee deems appropriate in its sole discretion. Each Employer shall be the sole owner of the assets of the trust as to its participating Employees and the assets of the trust shall be subject to the claims of the general creditors of the Employer. The sole interest of the Participant and the Participant's beneficiaries to the assets of the trust shall be as a general creditor of the Employer.

4.3 Vesting of Company Contributions. A Participant shall be vested in amounts credited to his or her Account pursuant to Sections 3.4 and 3.5, and earnings thereon, pursuant to the same vesting schedule and rules applicable to matching contributions and employer discretionary contributions under the Trover Solutions, Inc. Retirement Savings Plan.

4.4 Ownership and Investment of Accounts. Amounts credited to a Participant's Account may be kept in any investment vehicles or assets as may be selected by the Committee in its sole discretion. Each Employer shall be the owner of all amounts credited to the Accounts of its participating Employees until paid to the Participant pursuant to
         Section 5.

4.5 Participant's Right to Direct Investment of Account. A Participant may elect to have his or her Account notionally invested in any personal property investment, subject to such prohibitions and restrictions as the Committee may establish in its


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         sole discretion. The value of a Participant's Account at any time shall be the value of such underlying notional investments. The Committee shall be under no obligation to make such investments; however, the Committee shall debit or credit, as the case may be, the Participant's Account with notional earnings or losses as if said investments had actually been made at a time determined by the Committee in its sole discretion. The Participant's Account shall be reduced by any administrative costs that would have been incurred in connection with the deemed purchase or sale of an investment, including brokerage fees, investment management fees, commissions and similar transaction costs.

4.6 Form of Investment Election. The investment election, and any election changes, must be in writing in a form approved by the Committee, and must be delivered to the Committee (or its designee) and otherwise comply with the rules pertaining to such elections as the Committee may establish, on or before such date as the Committee may specify. If the Participant fails to make a timely election pursuant to this
         Section 4.6, such Participant's Account shall be invested in a money market fund or its equivalent as designated by the Committee.

4.7 Effective Date of Investment Election. Any investment election made by a Participant pursuant to this Section 4 shall be effective as soon as administratively practicable after receipt by the Committee (or its designee), pursuant to procedures established by the Committee and communicated to Participants.

4.8 Assumption of Investment Risk. The Participant agrees to assume all risk in connection with any election and election change, including any decrease in the value of the Participant's Account which is notionally invested pursuant to the Participant's investment election. Neither the Committee nor the Employer nor any of their agents shall be liable for any loss resulting from administrative delays in crediting contributions to a Participant's Account or in implementing notional changes in investment elections.

                                  SECTION 5.
                      DISPOSITION OF PARTICIPANT ACCOUNTS

5.1 Plan Distribution Elections. Except as otherwise expressly provided herein, vested amounts credited to a Participant's Account shall be paid to the Participant in accordance with the Participant's distribution election; provided, however, that if on the elected distribution date, any notional investment gains or losses cannot then be determined, such distribution shall be delayed until such accounting can be completed. Distribution elections shall be in writing on forms approved by the Committee, shall specify the form of distribution in accordance with Section 5.3, and shall be filed with the Committee upon first becoming eligible to participate in the Plan. A Participant may change his or her distribution

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         election at any time prior to termination of employment; provided, however, that only the most recent election that precedes the Participant's elected distribution date by at least 18 months shall control (or the Participant's first distribution election, if the Participant has less than 18 months of Plan participation). Any distribution election that is changed within 18 months of the distribution date shall be ignored.

5.2 Distribution Date. A Participant's vested Account shall be distributed to the Participant, in the manner elected by the Participant in accordance with Section 5.3, as soon as administratively practical, but not less than 30 days, after the Participant's employment termination date. For purposes of Section 5, the separation from service of a Participant with one Employer will not interrupt the continuity of participation of such Participant if, concurrently with or immediately after such separation, the Participant is employed by one or more of the other Employers who are participating Employers in accordance with Section 7, or by any other subsidiary or affiliate of the Company.

5.3 Form of Distribution. Vested amounts credited to a Participant's Account shall, at the Participant's election, be payable to the Participant in a single sum cash payment or in substantially equal annual installments not to exceed five. If a Participant fails to elect a form of distribution, or an election is not valid for any reason, such Participant's vested Account shall be distributed in a lump sum.

5.4 Disability Distributions. If a Participant becomes Disabled, amounts credited to the Account of the such Participant shall be distributed to the Participant as soon as administratively practicable following the determination of Disability. The form of distribution shall be in accordance with the Participant's distribution election made in accordance with Section 5.3.

5.5 Death Distributions. If a Participant dies before distribution of the full value of his or her Account, the vested Account balance shall be distributed to such deceased Participant's designated beneficiary or beneficiaries in the form specified by the Participant in accordance with Section 5.3. Payments shall commence as soon as administratively practicable after the date of the Participant's death. If distributions have already commenced before the Participant's death, the Participant's designated beneficiary shall continue to receive payments according to the schedule in effect on the date of the Participant's death. All beneficiary designations shall be in writing on forms approved by the Committee and shall be filed with the Committee. A Participant may, at any time, revoke or change any beneficiary designation by filing a new written designation with the Committee. If there is no effective beneficiary designation filed with the Committee at the time of the Participant's death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be paid in a single sum cash distribution to the personal representative of the Participant's estate as a part of the Participant's estate. If a beneficiary

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         designated by the Participant to receive the Participant's benefits survives the Participant but dies before receiving all distributions hereunder, the balance thereof shall be paid in a single sum cash distribution to such deceased beneficiary's estate, unless the Participant shall have expressly provided otherwise in the Participant's beneficiary designation. The Committee, upon making a reasonable effort to ascertain the identity of the proper beneficiary or beneficiaries to receive any amounts payable pursuant to these provisions shall be entitled to rely on information reasonably available to it, and upon making any payments provided herein to any beneficiary believed in good faith by the Committee to be entitled thereto, shall have no further liability to any person for such payments.

5.6 Disposition of Account on Plan Termination. Upon termination of the Plan, distribution of vested Accounts shall be made, at the time and in the form elected by the Participant, according to the distribution election on file with the Committee at the time of such termination.

5.7 Accelerated Distributions. Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may accelerate the time for distribution of Employer vested Accounts and, notwithstanding the Participant's distribution election, may distribute a Participant's vested Account in a single sum payment if the Participant is discharged by the Employer for Cause.

5.8 In-Kind Distributions. Notwithstanding the provisions of this Section 5, the Committee may, in its discretion, and subject to the requirements of the asset, make payment to the Participant or Participant's beneficiaries in kind in lieu of cash to the extent amounts credited to the Participant's vested Account are actually invested in an asset.

5.9 Tax Withholding. The Committee shall deduct from the distributions under the Plan any federal, state or local withholding or other taxes or charges which the Employer is required to deduct under applicable law. The Employer shall be entitled to deduct from other compensation payable to the Participant, any employment or other tax required to be withheld as amounts are contributed under the Plan.

5.10 Presumed Competency. Every person receiving or claiming payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. In the event a guardian or conservator of the estate or any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under the Plan may be made to such guardian or conservator provided that the proper proof of appointment and

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         continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability or obligation of Employer or the Committee regarding such payments.

5.11 Forfeiture of Unclaimed Benefits. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the Committee is unable to locate any person to whom a payment is due under the Plan or a distribution payment check is not presented for payment, such payment shall be irrevocably forfeited at the earlier of: (a) the day preceding the date such payment would otherwise escheat pursuant to any applicable escheat law; or (b) the later of:
         [1] three years after the date on which the payment was first due; or [2] ninety days after issuance of the check.

5.12 Distributions Causing Loss of Deduction. No distribution shall be paid to a Participant to the extent the payment would cause the Participant to have compensation from the Company and its affiliated companies for any Plan Year in excess of $1 million and such compensation is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any amount not payable because of this limitation shall be paid to the Participant in the first subsequent Plan Year in which the payment would not cause the loss of the Company's or its affiliated company's compensation tax deduction. This section shall not limit payments that become due after a Change in Control.

                                  SECTION 6.
                            COMMITTEE ADMINISTRATION

6.1 Plan Committee. The Plan shall be administered by the Committee. A Participant who is also a member of the Committee shall not participate in any decision involving an election made by him or her or relating in any way to his or her individual rights, duties and obligations as a Participant under the Plan. The Committee may appoint one or more employees or agents to assist it in administration of the Plan and may delegate its duties under the Plan to such employees or agents.

6.2 Plan Rules and Regulations. The Committee may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the Plan.

6.3 Determinations by Committee. All determinations of the Committee, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive on all parties and the Committee shall have complete discretion in making such determinations.

6.4 Plan Records. The Committee shall be responsible for maintaining books and records for the Plan.

                                  SECTION 7.
                            ADOPTION AND WITHDRAWAL

7.1 Adoption by Employers. An Employer authorized by the Committee to participate in this Plan shall adopt the same by written acknowledgment to the Committee. By so adopting the Plan, such Employer designates the Company as the Employer entitled to administer the Plan and to amend or terminate the Plan through the Committee.

7.2 Withdrawal of a Participating Employer. A participating Employer may withdraw from the Plan as of any date upon 90 days' advance written notice to the Committee, or upon such shorter notice as the Committee, in its sole discretion, may permit. If an Employer shall cease to exist or ceases to be an affiliate of Company, it shall automatically be withdrawn from participation in the Plan effective as of the date it ceases to exist or ceases to be an affiliated company unless a successor organization adopts the Plan with the consent of the Committee in accordance with the provisions of this section.

7.3 Obligation of Employers. Each Employer by adopting the Plan agrees to make all payments required under the Plan to be made or provided to or on behalf of the Participants employed by such Employer, and agrees that the liability for making such payments and providing such benefits shall be the sole and exclusive obligation of such Employer. In addition, each Employer by adopting this Plan agrees to pay all fees and reimburse all expenses to Company as required by the Committee and as agreed to by the parties in connection with the administration of this Plan.

                                  SECTION 8.
                          CLAIM AND REVIEW PROCEDURES

8.1 Claims Procedure. Any person who believes he or she is being denied any rights or benefits under the Plan may file a claim in writing with the Committee. If the claim is denied (in whole or part), the Committee will notify the claimant of its decision in writing. The notification will be written in a manner intended to be understood by the claimant and will contain [a] reasons for the denial, [b] reference to pertinent Plan provisions, [c] a description of additional material or information that is needed, and [d] information as to the steps to be taken if the claimant wishes to submit a request for review. The notification will be given within 90 days after the claim is received by the Committee (or within180) days, if special circumstances require an extension of time for processing the claim, and if written notice of the extension and circumstances is given to the claimant within the initial 90 day period). If notification is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.

8.2 Review Procedure. Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied, if applicable, the claimant may file a written request with the Committee that it conduct a review of the claim, including the conducting of a hearing, if considered necessary by the Committee. In connection with the claimant's appeal of the denial of a benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall make a decision on the claim appeal not later than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the 60 day period may be extended to 120 days. The Committee shall notify the claimant in writing of any extension. The decision upon review shall [a] include specific reasons for the decision, [b] be written in a manner intended to be understood by the claimant, and [c] contain references to the Plan provisions on which the decision is based.

                                  SECTION 9.
                            MISCELLANEOUS PROVISIONS

9.1 Amendment or Termination. The Company reserves the right to amend, modify, terminate or discontinue the Plan at any time provided, however, that no such action shall reduce the amounts then credited to any Account of any Participant, subject to adjustment for notional investment losses and deemed transaction fees in accordance with
         Section 4.5 and the claims of the Employer's general creditors.

9.2 Participant's Rights Unsecured. The Employer shall remain the owner of amounts deferred under the Plan by its Employees participating in the Plan. The Participant and the Participant's beneficiary have only the Employer's unsecured promise to pay. The rights accruing to the Participant and the Participant's beneficiary are those of an unsecured general creditor of the Employer. Any contract, policy or other asset which the Employer may utilize to assure itself of the funds to make payment shall not serve in any way as security to the Participant or beneficiary for the Employer's performance under the Plan. Any account established under the Plan is for bookkeeping purposes only and shall not be considered to create a fund for the Participant or beneficiary.

9.3 Nontransferability/Nonalienability. No right of any Participant or beneficiary to receive any Plan payment shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void. Subject to Section 9.7, any Plan payment due shall not in any manner be subject to debts or liabilities of any Participant, beneficiary or other person.

9.4 Participant Obligation to Furnish Information. Each person entitled to receive a Plan payment, whether a Participant, a duly designated beneficiary, a guardian or otherwise, shall provide the Committee with such information as it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.

9.5 No Right of Employment. The Plan shall not be deemed to constitute a contract of employment between a Participant and the Employer, nor shall any Plan provision restrict the right of the Employer to discharge a Participant, or restrict the right of a Participant to terminate his or her employment.

9.6 Plan Expenses. Unless paid by the Employer, expenses of administering the Plan shall be paid by the Participants, except as otherwise provided herein, and shall be debited among Participant Accounts in a reasonable manner as determined by the Committee. Expenses that are specific to a Participant's Account shall be debited solely to such Participant's Account and shall not be allocated among other Participants.

9.7 Offsets. As a condition to eligibility to participate in the Plan, each Participant consents to the deduction from amounts otherwise payable under the Plan to the Participant and the Participant's beneficiaries of all amounts owed by the Participant to the Employer and the Company and its affiliates to the maximum extent permitted by applicable law.

9.8 Limitation of Actions. No lawsuit with respect to any benefit payable or other matter arising out of or relating to the Plan may be brought before exhaustion of the claim and review procedures set forth in
         Section 8 and any lawsuit must filed no later than nine months after the claim is denied or be forever barred.

9.9 Governing Law. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of Kentucky. By participating in the Plan, the Participant irrevocably consents to the exclusive jurisdiction of the courts of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to the Plan, any document or instrument delivered pursuant to or in connection with the Plan.


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

9.10 Indemnification. The Employer shall indemnify and hold harmless its employees, officers and directors and the members of the Committee, against all claims, damages and liabilities, in respect of any claim or liability which may be asserted against any of them because of any act or omission in the administration of the Plan, except in case of any fraud or willful wrongdoing by the person seeking to be indemnified and held harmless. If any liability is asserted against an indemnitee with respect to which the indemnitee is entitled to indemnity under this section, the indemnitee shall give the Employer prompt written notice of the assertion of the liability. The Employer shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation, at the Employer's expense, including counsel fees. The indemnitee may at the indemnitee's own expense retain his or her own counsel and share in the conduct of any such litigation, but any failure by the indemnitee to do so shall not adversely affect the indemnitee's right to indemnity under this Section.


                                     TROVER SOLUTIONS, INC.



                                     By: /s/ Douglas R. Sharps
                                        ----------------------

                                     Name: Douglas R. Sharps

                                     Title: Executive Vice President--Finance &
                                            Administration


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